Exhibit 16.1




                               STEVEN HOLLAND, CPA
                        3914 MURPHY CANYON RD., STE. A126
                              SAN DIEGO, CA. 92123
                                 (858) 279-1640


July 18, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

         Innovative Medical Services

We have read Item 4 of the above corporation's Amended Form 8-K dated July 18, 2000 and are in agreement with the statements contained in the second paragraph therein.

Yours very truly,


/s/STEVEN HOLLAND
   Steven Holland, CPA